EXHIBIT 3.3

DOMESTIC

BUSINESS CORPORATION

STATE OF MAINE

ARTICLES OF AMENDMENT

(Shareholders Voting as One Class)

CAMDEN NATIONAL CORPORATION

Pursuant to 13-A MRSA §§805 and 807, the undersigned corporation adopts these Articles of Amendment:

FIRST:	All outstanding shares were entitled to vote on the following amendment as one class.

SECOND:	The amendment set out in Exhibit A attached was adopted by the shareholders on April 29, 2003

☒ at a meeting legally called and held OR ☐ by unanimous written consent

THIRD:	Shares outstanding and entitled to vote and shares voted for and against said amendment were:

Number of Shares Outstanding And Entitled to Vote	Number Voted For	Number Voted Against
8,013,244	5,547,715	472,122

FOURTH:	If such amendment provides for exchange, reclassification or cancellation of issued shares, the manner in which this shall be effected is contained in Exhibit B attached if it is not set forth in the amendment itself.

FIFTH:	If the amendment changes the number or par values of authorized shares, the number of shares the corporation has authority to issue thereafter, is as follows:

Class	Series (If Any)	Number of Shares	Par Value (If Any)
Common	n/a	20,000,000	No par value

The aggregate par value of all such shares (of all classes and series) having par value is $ 0.

The total number of all such shares (of all classes and series) without par value is 20,000,000 shares.

SIXTH:	The address of the registered office of the corporation in the State of Maine is 2 Elm Street, P.O. Box 310, Camden, Maine 04843.

DATED: May 7, 2003	By:
Susan M. Westfall, Clerk

MUST BE COMPLETED FOR VOTE OF SHAREHOLDERS

I certify that I have custody of the minutes showing the above action by the shareholders.
Susan M. Westfall, Clerk

I, Susan M. Westfall, Clerk of CAMDEN NATIONAL CORPORATION, (the “Company”), a corporation organized and existing under the laws of the State of Maine, do hereby certify that on April 29, 2003, the following amendment to the Articles of Incorporation was approved by the shareholders of the Company.

Exhibit A—1. The number of authorized shares of common stock

With no par value shall be increased from 10,000,000 to 20,000,000.